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                                                                   EXHIBIT 10.15

                            STOCK PURCHASE AGREEMENT


                          DATED AS OF AUGUST 25, 1999,


                                      AMONG

                              INTELLON CORPORATION

                                       AND

                                 THE PURCHASERS
                                  NAMED ON THE
                             SIGNATURE PAGES HEREOF

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                              INTELLON CORPORATION
                            STOCK PURCHASE AGREEMENT


       This Stock Purchase Agreement is dated as of August 25, 1999, among Intellon Corporation, a Florida corporation (the "Company"), and the persons and entities listed on the signature pages attached hereto who are signatories to this Agreement (the "Purchasers").

                                    RECITALS

       The Company desires to sell shares of Preferred Stock, par value $.01 per share, of the Company, which are to be authorized and to be designated "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"), to the Purchasers, and the Purchasers desire to purchase the Series C Preferred Stock, on the terms and subject to the conditions set forth in this Agreement.

       Section 1.    Sale of Series C Preferred Stock; Closings.

              1.1. Sale of Series C Preferred Stock. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser set forth on Schedule 1 the number of shares of Series C Preferred Stock of the Company set forth opposite such Purchaser's name on Schedule 1 hereto, at a purchase price of $3.50 per share. The Company's agreement with each Purchaser is a separate agreement and the sale of the Series C Preferred Stock to each Purchaser is a separate sale.

              1.2. Closing. Subject to the satisfaction (or the waiver to the extent permitted) of the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement, the initial closing of the purchase and sale of the Series C Preferred Stock hereunder will be held on August 27, 1999 or as soon as possible thereafter (the "Initial Closing").

              1.3. Additional Closings. The Company may, after the Initial Closing, continue to accept commitments to acquire, and to conduct additional Closings (each, an "Additional Closing") with respect to the sale of, shares of Series C Preferred Stock; provided, however, that the aggregate number of shares with respect to the sale of all Series C Preferred Stock, including shares sold at the Initial Closing, shall not exceed 2,665,000. The first Additional Closing (the "First Additional Closing") shall occur on such date as the Company may determine.

              1.4. Delivery at Closing. At the Initial Closing or any subsequent Additional Closing, the Company will deliver to each Purchaser stock certificates representing the Series C Preferred Stock (and a Series C Preferred Stock Purchase Warrant in the form of that attached as Exhibit D on the basis of a Warrant exercisable for seven shares of Series C Preferred Stock for each eight shares of Series C Preferred Stock purchased) registered in such Purchaser's name as set forth on Schedule 1 against delivery to the Company by each Purchaser of (a) an executed counterpart of this Agreement, (b) an executed counterpart of the Rights Agreement, and (c) payment of the aggregate purchase price therefor by wire transfer of immediately available funds to an account designated by the Company.

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              1.5.   Use of Proceeds. The net proceeds from the sale of Series C
Preferred Stock shall be used (i) for accelerating product development, and employing additional engineering, sales and marketing personnel, (ii) for product distribution, marketing, advertising and trade shows, and (iii) for working capital and other general corporate purposes.

       Section 2.    Definitions.

              For purposes of this Agreement:

              2.1. "Affiliate" means any person directly or indirectly controlling or controlled by, or under direct or indirect common control, with the specified person. For purposes of this definition the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

              2.2. "Closing" means the Initial Closing or any Additional Closing, as applicable.

              2.3. "Material Adverse Effect" shall mean a material adverse effect on the business, properties, earnings, assets, liabilities, prospects or condition (financial or otherwise) of the Company.

              2.4. "Rights Agreement" shall mean the Information and Registration Rights Agreement dated the date of the Closing and to be entered into among the Purchasers of Series C Preferred Stock and the Company in connection with this Agreement.

              2.5. "TAB Agreement" shall mean the Technology Advisory Board Agreement dated July 31, 1995 entered into among the Company and certain Purchasers of capital stock of the Company.

              2.6. "Transaction Agreements" shall mean, collectively, the Rights Agreement and the TAB Agreement.

              2.7. "Warrants" shall mean, collectively, the Warrants referred to in Sections 3.2 (b)(iii) and (iv) of this Agreement.

       Section 3.    Representations and Warranties of the Company.

              The Company hereby represents and warrants to the Purchasers as follows:

              3.1. Corporate Organization and Authority. The Company: (a) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and is in good standing in the State of Florida; (b) has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions in which such qualification is required.

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              3.2.   Capitalization. Immediately prior to the Initial Closing,
the authorized capital of the Company shall consist of (a) 35,000,000 shares of Preferred Stock with a par value of $.01 per share, of which (i) 15,000,000 shares are designated as Series A Convertible Preferred Stock, 7,555,000 of which are duly and validly issued, fully-paid, nonassessable and outstanding and are presently convertible into 7,555,000 shares of Common Stock, (ii) 15,000,000 shares are designated as Series B Convertible Preferred Stock, 10,914,599 of which are duly and validly issued, fully-paid, nonassessable and outstanding and are presently convertible into 10,914,599 shares of Common Stock, and (iii) 5,000,000 shares are designated as Series C Convertible Preferred Stock, none of which are issued or outstanding, and (b) 40,000,000 shares of Common Stock with a par value of $.01 per share, of which not more than 4,684,327 shares are duly and validly issued, fully-paid, nonassessable and outstanding, and of which (i) 5,250,000 shares are reserved and subject to issuance upon the exercise of options (the "Options") and warrants (such warrants not being exercisable for more than 74,000 shares of common stock); (ii) 7,555,000 shares are reserved for issuance upon the conversion of the Series A Preferred Stock; (iii) 525,000 shares are reserved for issuance upon exercise of the Warrants issued pursuant to the Warrant Agreement dated as of March 23, 1994 among the Company, Fidelity Ventures Limited ("Fidelity"), Investment Advisors, Inc. and Synagen Capital Partners 94-1; (iv) 248,147 shares are reserved for issuance upon the exercise of the Warrants issued to Alex. Brown & Sons Incorporated pursuant to separate Series B Preferred Stock Warrants dated April 15, 1996, June 27, 1996, and June 27, 1996; and (v) 10,914,599 shares are reserved for issuance upon the conversion of the Series B Preferred Stock. Except as described in or contemplated by this Agreement or as provided in the Restated Articles of Incorporation, there are no outstanding warrants, options, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company.

              3.3. Subsidiaries. The Company does not presently own, have any investment in, or control, directly or indirectly, any subsidiary, association or other business entity. The Company is not a participant in any joint venture or partnership.

              3.4. Authorization. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and the Transaction Agreements, and for the issuance and delivery of the Series C Preferred Stock (and the issuance of Common Stock upon conversion of the Series C Preferred Stock and the Series C Preferred Stock Purchase Warrants (the "Underlying Shares")) has been taken, and this Agreement and the Transaction Agreements constitute legally binding and valid obligations of the Company enforceable in accordance with their terms.

              3.5. Valid Issuance of Securities. The Series C Preferred Stock, when issued in accordance with the terms hereof, will be duly and validly issued, fully-paid and nonassessable and, based in part upon the representations of the Purchasers in this Agreement, will be issued in compliance with all applicable federal and state securities laws regarding registration or qualification. The Underlying Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles of Incorporation, shall be duly and validly issued, fully-paid and nonassessable and, based in part upon the representations of the Purchasers in this Agreement, such Underlying Shares if issued at this time would be issued in compliance with all applicable federal and state securities laws.

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              3.6.   No Conflict. The execution, delivery and performance of
this Agreement and the Transaction Agreements will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Restated Articles of Incorporation or By-Laws of the Company; (ii) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (iii) any mortgage, indenture, contract or other material agreement, obligation or commitment to which the Company is a party or by which it or its assets are bound; or (iv) any law, statute, rule or regulation applicable to the Company.

              3.7. Litigation. Except as set forth on Schedule 3.7 hereto, there is no action, proceeding or investigation pending or threatened, or any basis therefor known to the Company, that questions the validity, or seeks to restrain, enjoin or prevent the consummation, of this Agreement, the Transaction Agreements or any other document or instrument entered into in connection with the sale of the Series C Preferred Stock or the right of the Company to enter into this Agreement, the Transaction Agreements or any other such document or instrument, or that could, either individually or in the aggregate, have a Material Adverse Effect. There is no judgment, decree, order, rule or regulation of any court or governmental authority in effect against the Company and the Company is not in default with respect to any order of any governmental authority to which the Company is a party or by which it is bound.

              3.8. Title to Properties, Liens and Encumbrances. The Company has good and marketable title to all of its properties and assets, both real and personal, and has good title to all its leasehold interests, and such assets and properties are subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge.

              3.9. Patents and Other Propriety Rights. The Company owns and has all right, title and interest to, or the right to use, all patents, patent applications, trademarks, service marks, trade names, mask works, copyrights, trade secrets, licenses, information, proprietary rights and processes which it deems necessary to carry out its business as currently conducted or contemplated. All patent issue and maintenance fees for the Company's patents have been paid. As to its patents or patent applications, the Company represents and warrants that it is unaware of any prior art that would invalidate any such patent or any patent issuing from any such patent application. The Company represents and warrants that to the best of its knowledge its patents are valid and enforceable, and that any patent issuing from its patent applications will, to the best of its knowledge, be valid and enforceable.

              3.10. Taxes. All federal, state, local and foreign tax returns required to be filed by the Company have been filed, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, or upon any of its properties, income or franchises, shown in such returns and on assessments received by the Company to be due and payable have been paid, or adequate reserves therefor have been set up and have been disclosed in the Company's financial statements, if any of such taxes are being contested in good faith.

              3.11. No Defaults, Violations or Conflicts. The Company is not in violation of any term or provision of its Restated Articles of Incorporation, or its By-Laws, or any material term or provision of any indebtedness, mortgage, indenture, contract, agreement, judgment, or

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any decree, order, statute, rule or regulation applicable to the Company's business, assets or properties, including, without limitation, laws, statutes, rules or regulations relating to occupational health and safety matters, the violation of which could have a Material Adverse Effect.

              3.12. Environmental Matters. Without limiting Section 3.11, the Company has operated and conducted its business in compliance in all respects with all applicable Environmental Laws (as defined below), except for such noncompliance as does not and will not, individually or in the aggregate, have a Material Adverse Effect. There have been no past, and are no continuing, releases or threats of releases of any hazardous or toxic substances, including without limitation a "hazardous substance" as defined in 42 U.S.C. Section 9601(14), oil, gasoline and any other petroleum-based substances, into the environment from, any real property currently or previously leased or owned by the Company. There have been no hazardous or toxic wastes of or generated by the Company which have been disposed of or come to rest at any site which has been included in any published federal, state or local "superfund" list or any other list of hazardous or toxic waste sites. There are no underground storage tanks located on, no polychlorinated biphenyls ("PCBs") or PCB containing equipment used or stored on, or hazardous waste, as defined by the Resource Conservation and Recovery Act or comparable state or local laws, stored on, any real property leased or owned by the Company. "Environmental Laws" means all federal, state, local and foreign laws, rules and regulations relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws, rules and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling thereof.

              3.13.  Private Offering.

                     (a) The sale of the Series C Preferred Stock hereunder, and each sale of capital stock heretofore made by the Company, individually and together with any other sale of capital stock, is or was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"). The Company has not sold the Series C Preferred Stock to anyone other than the Purchasers. No securities of the same class as the Series C Preferred Stock have been issued and sold by the Company within the six-month period ended immediately prior to the date of the Initial Closing. Each share of Series C Preferred Stock shall bear the legend set forth in Section 4.2(b) of this Agreement relating to the restrictions on transferability and sale imposed by the Act for at least so long as such restrictions apply.

                     (b) In the case of each offer or sale of the Series C Preferred Stock, no form of general solicitation or general advertising was used by the Company or its representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees were invited by any general solicitation or general advertising. Each Purchaser has represented to the Company that such Purchaser is an accredited investor or an entity in which all of the equity owners are accredited

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investors. When the Series C Preferred Stock is issued and delivered pursuant to this Agreement, none of the Series C Preferred Stock will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or that are quoted on a United States automated interdealer quotation system. The Series C Preferred Stock will be eligible for resale pursuant to Rule 144A upon issuance thereof.

              3.14. Prior Registration Rights. Except as shall be provided in the Rights Agreement and the Amended and Restated Information and Registration Rights Agreement dated July 31, 1995 entered into between the Company and the holders of Series A Preferred Stock and Series B Preferred Stock, the Company is under no contractual obligation to register under the Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

              3.15. No Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, regulatory body, administrative agency, governmental authority or any other person is required in connection with the issuance of the Series C Preferred Stock or consummation of the transactions contemplated by this Agreement, except for those that have been or will be obtained prior to the Closing. The issuance of the Series C Preferred Stock contemplated hereby will not result in any antidilution adjustments in the exercise price of the Warrants, the Series A Preferred Stock, or the Series B Preferred Stock.

              3.16. Financial Statements. The Company has previously delivered to the Purchasers complete copies of the following financial statements ("Financial Statements") of the Company: audited financial statements for the years ended December 31, 1998 and 1997, and unaudited interim financial statements for the six (6) months ended June 30, 1999, consisting of a balance sheet as of such dates and income statements and cash flows for the years and the periods ended on such dates. The Financial Statements fairly present the financial position, results of operations and changes in financial position of the Company at the respective dates or for the respective periods to, which they apply, and such Financial Statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, subject in the case of interim financial statements to normal, recurring year-end adjustments which will not in the aggregate be material.

              3.17. Permits. Except as, singly or in the aggregate, could not have a Material Adverse Effect, (i) the Company has (1) such permits, licenses, franchises, certificates, consents, exemptions, orders, and authorizations of governmental or regulatory authorities (the "Permits") as are necessary to own, lease, license and use its respective properties and to conduct its business, and (2) fulfilled and performed all of its material obligations with respect to the Permits, (ii) all such Permits are valid and in full force and effect and
(iii) no event has occurred that could allow, or after notice or lapse of time could allow, revocation or termination of any Permit or that could result in any other material impairment of the rights granted to the Company under any Permit, and the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any Permit.

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              3.18.  Insurance. The Company maintains adequate insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its businesses.

              3.19. Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide assurance that: (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              3.20. No Brokers. The Company (a) has dealt with no broker, finder, commission agent or other person in connection with the sale of the Series C Preferred Stock and the transactions contemplated by this Agreement and
(b) is under no obligation to pay any broker's fee or commission in connection with such transactions.

              3.21. Full Disclosure, No Material Adverse Change. As of the date of each Additional Closing, this Agreement, any Transaction Agreement, and any other document or instrument entered into by the Company in connection with the sale of the Series C Preferred Stock does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1998 and up through the date of each Additional Closing (1) the Company has not incurred any direct or contingent liability or obligation that could, individually or in the aggregate, have a Material Adverse Effect, and the Company has not entered into any transaction or incurred any liability not in the ordinary course of business, (2) there has not been any decrease in the Company's capital stock or any increase in long-term indebtedness or any material increase in short-term indebtedness of the Company, nor has there been any payment of or declaration to pay any dividends or other distributions with respect to the Company's Common Stock, Series A Preferred Stock, or Series B Preferred Stock, and (3) there has not been any other event or series of events that could, individually or in the aggregate, have a Material Adverse Effect.

              3.22. Governmental Regulations. The Company is not and will not be upon issuance and sale of the Series C Preferred Stock and the use of the proceeds as described herein subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any agent thereof acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series C Preferred Stock or the application of the proceeds thereof to violate Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulation G, T, U

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or X of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the date of the Closing.

              3.23. Officer's Certificate. To the extent that any of the foregoing representations and warranties of the Company are not true as of the Closing, the Company shall deliver an officer's certificate at the Closing to the Purchasers setting forth any exceptions to such representations and warranties.

       Section 4.    Representations and Warranties of the Purchasers.

              Each Purchaser individually represents, warrants, acknowledges and agrees that:

              4.1. Authorizations. This Agreement constitutes each Purchaser's legally binding and valid obligation, enforceable in accordance with its terms, and each Purchaser has full power and authority to enter into this Agreement.

              4.2. Restricted Securities. (a) Such Purchaser understands that the shares of Series C Preferred Stock are characterized as "restricted securities" under the Act and that, under the Act and applicable regulations thereunder, such securities may not be resold, pledged or otherwise transferred without registration under the Act except in certain limited circumstances. Each Purchaser represents that it is familiar with Rules 144 and 144A promulgated under the Act as presently in effect, and understands the transfer limitations imposed thereby and by the Act and that such Purchaser has read and understands the disclosures set forth in Exhibit B to this Agreement relating to the securities laws of certain jurisdictions. Each Purchaser understands that (i) the Series C Preferred Stock is being offered in a transaction not involving any public offering in the United States within the meaning of the Act, and the Series C Preferred Stock has not been registered under the Act, (ii) such Series C Preferred Stock may be offered, resold, pledged or otherwise transferred only
(A) to a person who the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests) or (B) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Act and (C) in each case, in accordance with any applicable securities laws of any jurisdiction of the United States or any other applicable jurisdiction, and
(iii) such Purchaser will be required to notify any subsequent purchaser from such Purchaser of the resale restrictions set forth above.

              (b) Each Purchaser understands that (i) the registrar or transfer agents for the Series C Preferred Stock will not be required to accept for registration of transfer any Series C Preferred Stock except upon presentation of evidence satisfactory to the Company that the restrictions on transfer under the Act have been complied with and (ii) any Series C Preferred Stock in the form of definitive physical certificates will bear a legend substantially as set forth below:

              THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES

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              SECURITIES ACT OF 1933 (THE "ACT") AND APPLICABLE STATE SECURITIES
              LAWS, AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD
              OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE ACT. THE HOLDER
              OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS
              OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL), (b) TO THE COMPANY, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE ACT, OR
              (d) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (2) IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER
              IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

              4.3.   Accredited Investor.

                     (a) Each Purchaser is an "accredited investor" within the meaning of Rule 501 (a) or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501 (a)(1),(2) or (3) under the Act (an "Institutional Accredited Investor").

                     (b) (i) Each Purchaser is purchasing the Series C Preferred Stock for its own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Act and for each of which it exercises sole investment discretion or (ii) a Purchaser is a "bank," within the meaning of Section 3(a)(2) of the Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Act that is acquiring the Series C Preferred Stock as fiduciary for the account of one or more Institutional Accredited Investors for which such Purchaser exercises sole investment discretion. No Purchaser hereunder is a "broker/dealer" registered under the Exchange Act. Each Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of purchasing the Series C Preferred Stock.

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

                     (c) No Purchaser is acquiring the Series C Preferred Stock with a view to any distribution thereof in a transaction that would violate the Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided, however, that the disposition of such Purchaser's property and the property of any accounts for which such Purchaser is acting as fiduciary shall remain at all times within such Purchaser's control.

                     (d) Each Purchaser acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as such Purchaser deems necessary in connection with its decision to purchase the Series C Preferred Stock.

                     (e) Each Purchaser acknowledges and agrees that Smith, Mackinnon, Greeley, Bowdoin & Edwards, P.A., for the purposes of its opinions to be delivered pursuant to Section 5. l(g) hereof, may rely on the truthfulness of its representations set forth in Section 4.

                     (f) No Purchaser is acquiring the Series C Preferred Stock for or on behalf of any pension or welfare plan (as defined in Section 3 of ERISA) except that such a purchase for or on behalf of a pension or welfare plan shall be permitted:

                     (1) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by such Purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and all other conditions of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

                     (2) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by a Purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and all other conditions of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

                     (3) to the extent such purchase is made on behalf of a plan by (i) an investment adviser registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent fiscal year total client assets under its management and control in excess of $50,000,000 and had stockholders' or partners' equity in excess of $750,000, as shown in its most recent balance sheet prepared within the two years immediately preceding the purchase in accordance with GAAP or (ii) a bank as defined in Section 202(a)(2) of the Investment Advisers Act of 1940 with equity capital in excess of $1,000,000 as of the last day of its most recent fiscal year and, in either case, such investment adviser or bank is a qualified professional asset manager, as such term is defined in Prohibited Transaction Class Exception 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment advisor or bank, do not represent more than 20% of the total client assets managed by such investment advisor or bank at the time of such purchase and all other conditions of such exemption are satisfied; or

                     (4) to a plan that is a governmental plan (as defined in Section 3(32) of ERISA) or Section 414(d) of the Code.

       Section 5.    Conditions of Closing.

              5.1. Conditions to Purchasers' Obligations. The obligations of the Purchasers under Section 1 of this Agreement are subject to the fulfillment at or before the Initial closing and each Additional Closing of each of the following conditions, any of which may be waived in writing by the Purchasers:

                     (a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of such Closing with the same effect as if made on and as of such Closing; provided, however, the Purchasers shall not be required to close the transactions contemplated hereunder if the Company delivers an officer's certificate pursuant to Section 3.23 hereof disclosing information which could, individually or in the aggregate, have a Material Adverse Effect.

                     (b) Performance. The Company shall have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company at or prior to such Closing.

                     (c) Blue Sky Compliance. The purchase of and payment for the Series C Preferred Stock to be purchased (a) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), (b) shall not subject any Purchaser to any penalty or, in such Purchaser's reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation, and (c) shall be permitted by the laws and regulations of the jurisdictions to which the Purchasers are subject. The Company shall have delivered to each Purchaser, upon its reasonable request, factual certificates or other evidence, in form and substance satisfactory to such Purchaser, to enable it to establish compliance with this condition.

                     (d) Proceedings Satisfactory. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be reasonably satisfactory to the Purchasers.

                     (e) Information and Registration Rights. The Purchasers and the Company shall have entered into the Rights Agreement in the form of Exhibit C attached hereto.

                     (f) Articles of Incorporation. The Restated Articles of Incorporation shall be amended to incorporate the terms of the Series C Preferred Stock (in accordance with that set forth on Schedule 2), and such amendment shall have been filed with the Secretary of

State of the State of Florida, shall be in full force and effect, shall not have been amended or altered in any respect and shall be satisfactory in form and substance to the Purchasers.

                     (g) Opinion of Counsel. There shall have been delivered at such Closing to each Purchaser an opinion, dated as of the date of such Closing and addressed to each Purchaser, from Smith, Mackinnon, Greeley, Bowdoin & Edwards, P.A., counsel for the Company, in form and substance reasonably satisfactory to the Purchasers.

                     (h) Compliance Certificate. The Company shall have delivered to the Purchasers a certificate, signed by the President or a Vice President of the Company, to the effect that the conditions set forth in this
Section 5.1 have been satisfied.

                     (i) Proceedings Satisfactory. Each Purchaser and its counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to the Purchasers.

                     (j) Consents and Permits. The Company shall have received all material consents, permits and other authorizations, and made all such material filings and declarations, as may be required from any person pursuant to any law, statute, regulation or rule (federal, state, local or foreign), or pursuant to any agreement, order or decree to which the Company is a party or to which it is subject, in connection with the transactions contemplated by this Agreement and the sale of the Series C Preferred Stock

              5.2. Conditions to the Company's Obligations. The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company:

                     (a) Representations and Warranties. The representations and warranties of the Purchasers contained in Section 4 shall be true on and as of the Closing with the same effect as if made on and as of the Closing.

                     (b) Payment of Purchase Price. Each Purchaser shall have delivered the aggregate purchase price for the Series C Preferred Stock in the amount specified for such Purchaser on Schedule 1.

                     (c) Information and Registration Rights. The Purchasers and the Company shall have entered into the Rights Agreement.

                     (d) Blue Sky Matters. The purchase of and payment for the Series C Preferred Stock to be purchased (a) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), (b) shall not subject the Company to any penalty or, in the Company's reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and (c) shall be permitted by the laws and regulations of the jurisdictions to which the Company and the Purchasers are subject.

                     (e) Shareholder Approval and Preemptive Rights. This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of the Company, as and to the extent required by applicable law, and the Company shall have complied in all respects with Article III,
Section 9 of the Restated Articles of Incorporation.

                     (f) Consent and Permits. The Company shall have received all material consents, permits and other authorizations, and made all such material filings and declarations, as may be required from any person pursuant to any law, statute, regulation or rule (federal, state, local or foreign), or pursuant to any agreement, order or decree to which the Company is a party or to which it is subject, in connection with the transactions contemplated by this Agreement and the sale of the Series C Preferred Stock.

       Section 6.    Legends, Market Standstill.

              6.1. Legends. The Purchasers agree that the Company may place or cause to be placed on the certificates representing the securities, a legend regarding the market standstill agreement contained in this Section 6 and any appropriate legend or legends containing restrictions on transfer necessary under the Act and any other applicable state corporations or securities statutes and regulations.

              6.2. Market Standstill. The Purchasers agree that if so requested by written notice from the Company and a representative of the underwriter (if any) in connection with any registration of the offering of any securities of the Company under the Act, the Purchasers shall not sell or otherwise transfer any shares of Series C Preferred Stock or Underlying Shares during the 120-day period following the effective date of a registration statement of the Company filed under the Act, except pursuant to a registration statement provided for in Section 6 or 7 of the Rights Agreement; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Act that includes securities to be sold on behalf of the Company to the public in an underwritten initial public offering under the Act. The Company may impose stop-transfer instructions with respect to the Series C Preferred Stock or Underlying Shares subject to the foregoing restrictions until the end of such 120-day period.

       Section 7.    Expenses, Indemnification: Contribution.

              7.1. Expenses. Whether or not the Series C Preferred Stock is sold, the Company will pay all expenses relating to this Agreement, including but not limited to:

                     (a) the cost of printing (including, without limitation, word processing and duplication costs), reproducing and distributing this Agreement (including, without limitation, financial statements and exhibits), and any other documents contemplated hereby or thereby;

                     (b) the cost, if any, of delivering to each Purchaser's home, office or the office of such Purchaser's designee, insured to such Purchaser's satisfaction, the Series C Preferred Stock purchased at the Closing;

                     (c) all fees and expenses in connection with the qualification of the Series C Preferred Stock for offer and sale under the securities or blue sky laws of the several states (including, without limitation, the reasonable fees and disbursements of each Purchaser's counsel relating to such qualification);

                     (d) the fees, disbursements and expenses of the Company's counsel and accountants; and

                     (e) all other expenses incurred by the Company in connection with the transactions contemplated by this Agreement and the other documents contemplated by this transaction.

              7.2. Indemnification In addition to any and all obligations of the Company to indemnify any Purchaser pursuant to the Rights Agreement or any other document, the Company shall, without limitation as to time, indemnify each Purchaser and its agents, against, and hold them harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees) and expenses (collectively, "Losses") incurred by them pursuant to any investigation or proceeding against the Company, the Purchasers or their agents, arising out of or in connection with this Agreement or any other document contemplated by this transaction, whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of, or is commenced or filed against, one or more of the Purchasers and their agents because of this Agreement or any other document contemplated by this transaction or the transactions contemplated hereby or thereby, other than any Losses resulting from action on the part of a Purchaser or its agents (it being understood that the acts of one Purchaser shall not prejudice the rights of any other Purchaser hereunder) that is finally determined in such proceeding to be primarily the result of such Purchaser's gross negligence or willful misconduct, or a breach of any representation, warranty or agreement of such Purchaser set forth in this Agreement or any other documents contemplated by this transaction, and that (i) is unrelated to any wrongful act by the Company or its representatives and (ii) was not taken by such Purchaser or its agents in reliance upon any of the Company's warranties, covenants or promises herein or in the other documents contemplated by this transaction, including certificates delivered by the Company pursuant hereto or thereto. The Company agrees to reimburse each Purchaser and its agents promptly for all such Losses as they are incurred by them. The obligations of the Company to each Purchaser and each of its agents hereunder shall be separate obligations. The obligations of the Company under this Section 7.2 shall survive the conversion, payment or prepayment of the Series C Preferred Stock, at maturity, upon redemption or otherwise, any transfer of the Series C Preferred Stock by the Purchasers and the termination of this Agreement and any other document contemplated by this transaction.

              7.3.   Contribution. If the indemnification provided for in
Section 7.2 of this Agreement from an indemnifying party is unavailable to any Purchaser or its agents in respect of any Losses referred to therein, then each indemnifying party, in lieu of indemnifying such persons, shall contribute to the amount paid or payable by such persons as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such indemnifying parties and such Purchasers or their agents in connection with the actions that resulted in such Losses as well as any other relative equitable considerations. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in

Section 7.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation, lawsuit or legal or administrative action or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       Section 8.    Additional Covenants.

              The Company further covenants and agrees:

                     (a) not to, nor permit anyone acting on its behalf to, offer the Series C Preferred Stock so as to bring the issuance and sale of the Series C Preferred Stock within the provisions of Section 5 of the Act. The Company acknowledges that Smith, Mackinnon, Greeley, Bowdoin & Edwards, P.A. (for purposes of the opinions to be rendered by such firm) shall be entitled to rely, without limitation, on this Section 8;

                     (b) for so long as any of the Series C Preferred Stock remain outstanding and during any period in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, to make available to any 144A purchaser or beneficial owner of Series C Preferred Stock in connection with any sale thereof and any prospective purchaser of such Series C Preferred Stock from such 144A purchaser or beneficial owner, the information required by Rule 144A(d)(4) under the Act;

                     (c) to use the net proceeds from the sale of the Series C Preferred Stock solely for the purposes set forth herein;

                     (d) that Smith, Mackinnon, Greeley, Bowdoin & Edwards, P.A. (solely for purposes of establishing certain factual matters in the opinion to be rendered by such firm) shall be entitled to rely, without limitation, on the Company's representations and warranties contained in Section 3 hereof and the covenants contained in this Section 8;

                     (e) to comply at all times with all of the terms and provisions of the Rights Agreement and the TAB Agreement;

                     (f) that, at each Closing, the Company shall deliver to the Purchasers an officer's certificate, as described in Section 3.23 hereof, setting forth any exceptions to the Company's representations and warranties contained in the Agreement;

                     (g) that, if the Company sells or issues additional shares of Common Stock or securities convertible into Common Stock at any time after the date hereof but before June 30, 2001, at a price (the "Post-Sale Price") which is less than the Series C Conversion Price (as such term is defined in Section 7(a) of Article III of the Company's Restated Articles of Incorporation authorizing the Series C Preferred Stock), whether through a sale of stock, merger, consolidation or otherwise, (but other than pursuant to the Options, the Warrants, or upon conversion of the Series A Preferred Stock or Series B Preferred Stock) then, in lieu of any adjustment to the Series C Conversion Price in the Restated Articles of Incorporation, the holders of Series C Preferred Stock shall have the right to purchase additional shares of Series C Preferred Stock from the Company at a price per share equal to the par value thereof to the extent that the average price per share paid for all shares of Series C Preferred Stock held by such holder, after taking into account such purchase of additional shares pursuant to this Section 8(h), equals the Post-Sale Price; and

                     (h) that the Company will not voluntarily reduce the exercise price of the Warrants unless, at the same time and for the same period, it increases the Series A Common Equivalent Rate, the Series B Common Equivalent Rate, and the Series C Common Equivalent Rate (as each such term is defined in the Restated Articles of Incorporation) so as to achieve the same economic effect per share as the reduction in the exercise price of the Warrants.

       Section 9.    Right of First Offer.

                     (a) Until the earlier of (i) a merger, consolidation or other business combination in which the Company is not the surviving corporation, or a sale of all or substantially all of the Company's assets for more than $25 million, or (ii) a firm underwritten initial public offering of the Company's Common Stock in which the price per share shall be greater than the then effective Series C Conversion Price (as defined in the Company's Restated Articles of Incorporation) for its Common Stock, if any holder of Series C Preferred Stock proposes to sell or otherwise transfer any shares of Series C Preferred Stock (the "Shares") to any person or entity for value other than a sale or transfer to an Affiliate of such holder (a "Permitted Transfer"), the Company and each other holder of Series C Preferred Stock (an "Eligible Holder") shall have the respective rights of first offer (the "Right of First Offer") with respect to such Shares as more fully described in clauses (b) and
(c) of this Section 9.

                     (b) Any holder of Series C Preferred Stock desiring to sell or transfer Shares other than a Permitted Transfer (each, a "Selling Holder") shall give a written notice (the "Transfer Notice") to the Company and to each of the other holders of Series C Preferred Stock at each such holder's address as shown on the Company's stock records, describing fully the proposed sale or transfer, including the number of Shares proposed to be sold or transferred and the proposed price. The Transfer Notice shall be signed by the Selling Holder. The Company shall have the right to purchase all of the Shares subject to the Transfer Notice at a price per share equal to the proposed per share price, by delivery to the Selling Holder (with copies to all other holders of Series C Preferred Stock) of a notice of exercise of the Company's Right of First Offer within 10 days after the date the Transfer Notice is delivered to the Company.

                     (c) If the Company fails to exercise its Right of First Offer within 10 days after delivery of the Transfer Notice with respect to all of the Shares, then for the 10 days following the expiration of such 10 day period, each Eligible Holder of Series C Preferred Stock shall have the right to purchase its pro rata share of the Shares of the Selling Holder subject to the Transfer Notice as to which the Company has not exercised its Right of First Offer on the same terms as the Company by delivery of a notice of exercise to the Selling Holder within 20 days after delivery of the Transfer Notice from the Selling Holder to the Company; provided the Eligible Holders electing to purchase shall acquire all of the Shares of the Selling Holder. For purposes of this Section 9, an Eligible Holder's pro rata share ("Pro Rata Share") of the Shares is equal to a fraction (calculated to the nearest 1/100th of a share of Common Stock), the numerator of which is equal to the Common Stock held by such Eligible Holder on the date immediately prior to the date the Transfer Notice is delivered to the Company which were issued upon the conversion of the Series C Preferred Stock and after giving effect to the conversion of all outstanding Series C Preferred Stock held by such Holder at the Series C Common Equivalent Rate (as such term is defined in the Restated Articles of Incorporation), and the denominator of which is equal to the total number of shares of Common Stock held by all Eligible Holders on the date immediately prior to the date the Transfer Notice is delivered to the Company which were issued upon the conversion of the Series C Preferred Stock and after giving effect to the conversion of all outstanding Series C Preferred Stock held by all Eligible Holders at the Series C Common Equivalent Rate, as in effect immediately prior to the date the Transfer Notice is delivered to the Company. If one or more Eligible Holders elects not to purchase their entire Pro Rata Share of the Shares while the quantity of the Shares that one or more Eligible Holders is willing to purchase exceeds the amount of the Shares, the unpurchased Shares shall be allocated among the purchasing Eligible Holders in proportion to the number of shares of Common Stock held by them on the date immediately prior to the date the Transfer Notice is delivered to the Company which were issued upon the conversion of the Series C Preferred Stock and after giving effect to the conversion of all of such Holders' outstanding Series C Preferred Stock at the Series C Common Equivalent Rate, as in effect immediately prior to the date the Transfer Notice is delivered to the Company.

                     (d) If neither the Company nor the Eligible Holders elects to purchase all the Shares offered pursuant to any Transfer Notice, the Selling Holder shall be entitled to sell such Shares, subject to any other restrictions contained herein, for a price equal to or greater than the price, and on the terms, stated in the Transfer Notice for a period of 90 days after the date of the Transfer Notice.

       Section 10.   Miscellaneous.

              10.1. Entire Agreement, Successors and Assigns. This Agreement, together with its exhibits and schedules, constitutes the entire contract between the Company and the Purchasers relative to the subject matter hereof. Any previous agreement relating to the subject matter of this Agreement between the Company and the Purchasers is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

              10.2. Further Action. During the period from the date hereof to each Closing, the Company shall use its best efforts and take all action reasonably necessary or appropriate to cause its representations and warranties contained in Section 3 of this Agreement to be true as of the date of each Closing, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.

              10.3. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.

              10.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              10.5. Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

              10.6. Notices. Prior to the Closing, and thereafter with respect to matters pertaining to this Agreement only, all notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or overnight air courier guaranteeing next day delivery:

                     (a) if to the Purchasers, at such addresses set forth on the counterpart signature page attached hereto; and

                     (b) if to the Company, at 5100 West Silver Springs Boulevard, Ocala, Florida 34482, Attention: Secretary, with a copy to Smith, Mackinnon, Greeley, Bowdoin & Edwards, P.A., 255 South Orange Avenue, Suite 800, Orlando, Florida 32801, Attention: John P. Greeley, Esquire.

              All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

              10.7. Survival of Representations and Warranties. The covenants, agreements, representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing; provided, however, that such representations and warranties are only made as of the date of such execution and delivery and as of each Closing.

              10.8. Amendments and Waivers. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Company and the holders of a majority of the then outstanding shares of the Series C Preferred Stock.

              10.9. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

              10.10. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or of any other documents entered into as contemplated by this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

              10.11. Access to Information. The Company shall, from time to time prior to the Closing, provide to any Purchaser such other information respecting the business, operations, financial condition or assets of the Company as such Purchaser may reasonably request.

              10.12. Public Disclosure. The Company covenants that it will take all reasonable actions necessary to keep each Purchaser's identity confidential, and will not disclose the Purchasers' identity as an investor in the Company in any public announcement, governmental filing or otherwise without such Purchaser's prior written consent unless such disclosure is required by law or compelled by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company will give written notice to such Purchaser describing in all reasonable detail the proposed content of such disclosure and will afford such Purchaser in good faith an opportunity to suggest modifications in the form and substance of such proposed disclosure.

              If this Agreement is satisfactory, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and deliver such counterpart to the Company whereupon this Agreement will become binding between us in accordance with its terms.

              IN WITNESS WHEREOF, the Company and the Purchasers have duly executed and delivered this Agreement as of the day and year first above written.

                                                  INTELLON CORPORATION,
                                                  a Florida corporation


                                                  By:   /s/ Horst G. Sandfort
                                                    ----------------------------